Exhibit 3(i).30

SECOND AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

THE ENVIRONMENTAL GROUP, INC.

TO:	The Secretary of State

State of Oklahoma

101 State Capitol Building

Oklahoma City, Oklahoma 73105

The Environmental Group, Inc., an Oklahoma corporation (the “Corporation”), for the purpose of amending its Certificate of Incorporation, as previously amended on January 28, 2002, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies as follows:

1. Article One (1) of the Certificate of Incorporation of the Corporation is hereby amended by striking the name “The Environmental Group, Inc.” and substituting the following new name of the Corporation in lieu thereof: “XpediAir, Inc.”

2. There are no changes to Articles Two (2) through Nine (9) of the Certificate of Incorporation of the Corporation.

3. This Second Amendment to the Certificate of Incorporation of the Corporation was (i) approved by the Board of Directors of the Corporation, (ii) submitted to the shareholder of the Corporation for approval, and (iii) duly adopted and approved by the shareholder of the Corporation.

SUCH SECOND AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION WAS DULY ADOPTED IN ACCORDANCE WITH SECTION 1077 OF TITLE 18 OF THE OKLAHOMA GENERAL CORPORATION ACT.

IN WITNESS WHEREOF, the undersigned does cause this Second Amendment to the Certificate of Incorporation of the Corporation to be signed by its Executive Vice President and attested by its Asst. Secretary this 17th day of July, 2003.

THE ENVIRONMENTAL GROUP, INC.
ATTEST:

By:	/s/ David M. Shear	By:	/s/ Barry H. Golsen
	Asst. Secretary		Executive Vice President

CERTIFICATE OF MERGER

OF

CHP CORPORATION, AN OKLAHOMA CORPORATION

INTO

THE ENVIRONMENTAL GROUP, INC., AN OKLAHOMA CORPORATION

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
CHP Corporation	Oklahoma
The Environmental Group, Inc.	Oklahoma

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 1081 of the Oklahoma General Corporation Act.

THIRD: That the name of the surviving corporation of the merger is The Environmental Group, Inc.

FOURTH: That the Certificate of Incorporation of The Environmental Group, Inc., an Oklahoma corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on the 31st day of December, 2001.

Dated: December 31, 2001

THE ENVIRONMENTAL GROUP, INC.

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	Board Chairman

2

FIRST AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE ENVIRONMENTAL GROUP, INC.

TO:	The Secretary of State

State of Oklahoma

101 State Capitol Building

Oklahoma City, OK 73105

The Environmental Group, Inc., an Oklahoma corporation (the “Corporation”), for the purpose of amending its Certificate of Incorporation, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies as follows:

i) Article Four (4) of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and the following new Article Four (4) is substituted therefor:

4. Capital Stock. This Corporation is authorized to issue only one (1) class of shares of capital stock, to be designated “Common Stock.” The total number of shares of Common Stock which this Corporation shall have authority to issue and the par value of each share of Common Stock are as follows:

Total Number Of Shares	Par Value of Each Share	Total Authorized Common Stock
500,000	$0.10	$50,000.00

2. There are no changes to Articles One (1) through Three (3) or Articles Five (5) through Nine (9) of the Certificate of Incorporation of the Corporation.

3. The First Amendment to the Certificate of Incorporation of the Corporation was (i) approved by the Board of Directors of the Corporation, (ii) submitted to the shareholder of the Corporation for approval, and (iii) duly adopted and approved by the shareholder of the Corporation.

SUCH FIRST AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION WAS DULY ADOPTED IN ACCORDANCE WITH SECTION 1077 OF TITLE 18 OF THE OKLAHOMA STATUTES.

1

IN WITNESS WHEREOF, the undersigned does cause this First Amendment to the Certificate of Incorporation of the Corporation to be signed by its Vice President and attested by its Asst. Secretary the 22nd day of January, 2002.

THE ENVIRONMENTAL GROUP, INC.

By:	/s/ David R. Goss
David R. Goss, Vice President

ATTEST:

/s/ David M. Shear
Asst. Secretary
[SEAL]

2

CERTIFICATE OF INCORPORATION

OF

THE ENVIRONMENTAL GROUP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

1. Name. The name of the Corporation is The Environmental Group, Inc. (hereinafter referred to as the “Corporation”).

2. Registered Address and Registered Agent. The address of the Corporation’s registered office in the State of Oklahoma is 16 South Pennsylvania, Post Office Box 754, Oklahoma City, Oklahoma 73102 and the registered agent is Heidi Brown.

3. Purpose. The purpose for which the Corporation is formed is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act (the “Act”) and the Corporation will be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have under the laws of the State of Oklahoma as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

4. Capital Stock. The total number of shares of stock which the Corporation will have the authority to issue is five thousand (5,000) shares, each of the shares having a par value of Ten Cents ($.10) a share, thereby resulting in the Corporation having total authorized capital stock in the amount of Five Hundred Dollars ($500.00), all of which will be Common Stock (the “Common Stock”). The shares of Common Stock which the Corporation is authorized to issue may be issued, and treasury stock may be disposed of, for such consideration and on such terms as the Board of Directors determines in its sole discretion and as set forth in a duly adopted corporate resolution.

5. Incorporator. The name and mailing address of the incorporator is:

Irwin H. Steinhorn

210 West Park Avenue, Suite 3000

Oklahoma City, Oklahoma 73102

6. Initial Director. The following will serve as the initial directors of the Corporation until the first annual meeting of shareholders or until the election of successors:

Jack E. Golsen	16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73102

Berry H. Golsen	16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73102

Steven J. Golsen	16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73102

David R. Goss	16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73102

The number of Directors shall be as set forth in the Bylaws. The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.

7. Powers of Directors. In furtherance and not in limitation of the powers conferred by statute, the Directors are expressly authorized:

A.	To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the Corporation.

B.	To determine the use and disposition of any surplus and net profits of the Corporation including the determination of the amount of working capital required.

C.	To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

D.	When and as authorized by the affirmative vote of the holders of a majority of the stock having voting power, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Directors shall deem expedient and for the best interests of the Corporation.

8. Internal Affairs. The following provisions for the regulation of the internal affairs of the Corporation are hereby adopted:

A.	The Bylaws for the governing of the Corporation may be adopted, amended, altered, repealed or readopted by the Directors either at any regular or special meeting of the Directors or by the written consent of all Directors, but the powers of the Directors will at all times be subject to the right of the shareholders to adopt, amend or repeal the Bylaws either at any annual or special meeting of shareholders or by the written consent of a majority of the shareholders, and the power of the Directors will not extend to any amendment of the Bylaws respecting the number, qualifications or term of office of the Directors.

B.	The number of authorized shares of any class or classes of stock may, by amendment to the Corporation’s Certificate of Incorporation, be increased or decreased, but not below the number of shares of such class or classes then outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of 18 Okla. Stat. (S)1077(B)(2).

C.	The Corporation shall indemnify, and advance litigation expenses to its officers, directors, employees and agents to the fullest extent permitted by the Oklahoma General Corporation Act and all other laws of the State of Oklahoma. No amendment to or repeal of this Paragraph C shall apply to or have any effect on the liability or alleged liability of any officer, director, employee or agent of this Corporation for or with respect to any acts or omissions of such person occurring prior to the time of such amendment or repeal. On the request of any person who believes he is entitled to indemnification pursuant to the provisions of 18 Okla. Stat. (S)1031(A) or (B), the Directors will by vote at a special meeting, immediately called for such purpose, to determine whether such person has met the standards of conduct set forth in 18 Okla. Stat. (S)1031(A) or (B), as amended, whichever is applicable, subject to the provisions of 18 Okla. Stat. (S)1031(D)(1) and (2), as amended, and, if so, provide for such indemnification.

D.	Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Directors or in the Bylaws of the Corporation. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

E.	To the fullest extent permitted by law, no contract or transaction between the Corporation and one or more of the Corporation’s Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Corporation’s Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation’s Directors or officers or their votes are counted for such purposes.

F.

To the fullest extent that the Act permits the limitation or elimination of the liability of Directors, no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholder, or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (c) under Section 1053 of the Oklahoma General Corporation Act, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Paragraph F shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

9. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to the Act, does hereby make this Certificate, and this acknowledgment, by hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of August, 1992.

/s/ Irwin H. Steinhorn
IRWIN H. STEINHORN, Incorporator